                         Inland Real Estate Corporation
                               Sticker Supplement


         Supplement No. 8 to the Company's Prospectus discloses information regarding six recently completed acquisitions of property and updates certain information in the sections of the Prospectus headed "Real Property Investments" and "Plan of Distribution". Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

         On December 24, 1996, the Company completed the acquisition of a 21,222 square foot Neighborhood Retail Center known as Grand & Hunt Club Outlot Center located at Grand Avenue and Hunt Club Road in Gurnee, Illinois for approximately $3.6 million. The center was purchased from an unaffiliated third party. On December 24, 1996, The Company also completed the acquisition of a 9,650 square foot Neighborhood Retail Center known as The Quarry Outlot located at La Grange Road and Joliet Road in Hodgkins, Illinois for approximately $1.8 million. The center was purchased from an unaffiliated third party. On December 27, 1996, the Company completed the acquisition of a 20,004 square foot Neighborhood Retail Center known as Crestwood Plaza Shopping Center located at 13335 South Cicero Avenue in Crestwood, Illinois for approximately $1.81 million. The center was purchased from an affiliated third party. On December 31, 1996, the Company completed the acquisition of an 11,859 square foot Neighborhood Retail Center known as Park St. Clair Plaza located at Higgins and Meacham Roads in Schaumburg, Illinois for approximately $1.525 million. The center was purchased from an unaffiliated third party. On December 31, 1996, the Company completed the acquisition of a 233,508 square foot Neighborhood Retail Center known as Lansing Square Shopping Center located at Torrence Avenue and Interstate 80/94 in Lansing, Illinois for approximately $16.3 million. The center was purchased from an unaffiliated third party. On December 31, 1996, the Company completed the acquisition of a 33,248 square foot Neighborhood Retail Center known as The Summit of Park Ridge located at 100-150 Euclid Avenue in Park Ridge, Illinois for approximately $3.2 million. The center was purchased from an unaffiliated third party.

         The Company commenced the "best efforts" Offering on July 24, 1996, and as of December 30, 1996, the Company had accepted subscriptions for 2,991,936 shares ($27,077,020 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee). Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of December 30, 1996, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totalling $2,762,515 in connection with the Offering. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services.

                                SUPPLEMENT NO. 8
                             DATED JANUARY 7, 1997
                     TO THE PROSPECTUS DATED JULY 24, 1996
                       OF INLAND REAL ESTATE CORPORATION

         This Supplement No. 8 is provided for the purpose of supplementing the Prospectus dated July 24, 1996 of Inland Real Estate Corporation (the "Company"), as supplemented by Supplement No. 7 dated December 17, 1996, Supplement No. 6 dated November 27, 1996 and Supplement No. 5 dated November 1, 1996 (which superseded Supplements No. 1-4) and must be read in conjunction therewith. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus, as supplemented.

                           REAL PROPERTY INVESTMENTS

GRAND & HUNT CLUB OUTLOT CENTER, GURNEE, ILLINOIS

         On December 24, 1996, the Company acquired a Neighborhood Retail Center located at Grand Avenue and Hunt Club Road in Gurnee, Illinois known as Grand & Hunt Club Outlot Center ("Hunt Club") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $3.6 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $169.26 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

         Hunt Club was built in 1996 and consists of a one-story building aggregating 21,222 rentable square feet. As of January 1, 1997, Hunt Club was 100% leased. In evaluating Hunt Club as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Hunt Club is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to Hunt Club over the next few years because the facility was completed in 1996. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at Hunt Club expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                                              Occupancy Rate
                                                                    as of                Effective Annual Rental
                                                             January 1, 1997                Per Square Foot
                                                            ----------------                ---------------


                                                                    100%                         $18.61

         Tenants leasing more than 10% of the total square footage are Super Crown Books, which leases 16,722 square feet, or approximately 78.8% of the rentable square feet, and Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,500 square feet, or approximately 21.2% of the rentable square feet. Super Crown Books is a national chain of discount book stores and Jewelry 3 is a jewelry store chain. The lease with Super Crown Books requires Super Crown Books to pay base rent equal to $16.75 per square foot per annum payable monthly from January 1, 1997 until February 28, 2002 and $17.75 per square foot per annum payable monthly from March 1, 2002 until February 28, 2007. The Super Crown Books lease contains no option to renew. The lease with Jewelry 3 requires Jewelry 3 to pay base rent equal to $25.50 per square foot per annum payable monthly until December 31, 2001 and $29.32 per square foot per annum payable monthly from January 1, 2002 until December 31, 2006. The Jewelry 3 lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Hunt Club will be approximately $2,600,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) is not available since Hunt Club was completed in 1996. Prior to the completion of Hunt Club in 1996, the property was vacant land. The Company believes that any tax information relating to the vacant land would not be useful to investors.

         At January 1, 1997, a total of 21,222 square feet were leased to two tenants at Hunt Club. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.



                                                                                         Current
                                          Square Feet      Lease         Renewal         Annual         Rent per
                        Lessee              Leased         Ends          Option           Rent         Square Foot
                        ------            -----------      -----         -------         -------       -----------

                Super Crown Books            16,722       02/2007          None         $280,094        $16.75
                Jewelry 3                     4,500       12/2006          None          114,750         25.50



                                                                                                   Percent of
                                                                               Average               Total            Percent of
                                                                              Base Rent            Building           Annual Base
                            Approx. GLA     Annual Base                       Per Square              GLA                Rent
               Number of    of Expiring       Rent of                         Foot Under          Represented         Represented
Year Ending     Leases        Leases         Expiring      Total Annual        Expiring           by Expiring         by Expiring
December 31,   Expiring    (square feet)      Leases       Base Rent (1)        Leases              Leases              Leases
-----------    --------    -------------      ------       -------------        ------              ------              ------

1997-2001         -            -                -          $394,844                -                  -                    -

  2002            -            -                -           408,779                -                  -                    -

2003-2005         -            -                -           428,756                -                  -                    -

  2006            1          4,500          $131,940        428,756             $29.32              21.2%               30.77%



 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Hunt Club property, as of December 17, 1996, of $3,610,000 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

THE QUARRY OUTLOT, HODGKINS, ILLINOIS

         On December 24, 1996, the Company acquired a Neighborhood Retail Center located at La Grange Road and Joliet Road in Hodgkins, Illinois known as The Quarry Outlot ("The Quarry") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $1.8 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $186.53 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.


         The Quarry was built in 1996 and consists of a one-story building aggregating 9,650 rentable square feet. As of January 1, 1997, The Quarry was 100% leased. In evaluating The Quarry as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at The Quarry is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

         The Company does not anticipate making any significant repairs and improvements to The Quarry over the next few years because the facility was completed in 1996. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

         The table below sets forth certain information with respect to the occupancy rate at The Quarry expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                                              Occupancy Rate
                                                                    as of                Effective Annual Rental
                                                             January 1, 1997                Per Square Foot
                                                            ----------------                ---------------


                                                                    100%                         $20.88


         Tenants leasing more than 10% of the total square footage are Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,700 square feet, or approximately 48.7% of the rentable square feet, Casual Male Big and Tall ("Casual Male"), which leases 3,150 square feet, or approximately 32.6% of the rentable square feet, and Dunkin Donuts/ Baskin Robbins, which leases 1,800 square feet, or approximately 18.7% of the rentable square feet. Jewelry 3 is a jewelry store chain, Casual Male is a retailer of clothing for men, and Dunkin Donuts/

Baskin Robbins is a national chain of retail stores selling donuts and ice cream. The lease with Jewelry 3 requires Jewelry 3 to pay base rent equal to $24.00 per square foot per annum payable monthly until December 31, 2001 and $26.35 per square foot per annum payable monthly from January 1, 2002 until December 31, 2006. The Jewelry 3 lease contains no option to renew. The lease with Casual Male requires Casual Male to pay base rent equal to $15.00 per square foot per annum payable monthly until August 31, 1999, $16.00 per square foot per annum payable monthly from September 1, 1999 until August 31, 2003, $17.00 per square foot per annum payable monthly from September 1, 2003 until August 31, 2006 and $18.70 per square foot per annum payable monthly from September 1, 2006 until December 31, 2006. The Casual Male lease contains no option to renew. The lease with Dunkin Donuts/ Baskin Robbins requires Dunkin Donuts/ Baskin Robbins to pay base rent equal to $23.00 per square foot per annum payable monthly until October 31, 2001 and $25.30 per square foot per annum payable monthly from November 1, 2001 until October 31, 2006. The Dunkin Donut/ Baskin Robbins lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in The Quarry will be approximately $1,275,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) is not available since The Quarry was completed in 1996. Prior to the completion of The Quarry in 1996, the property was vacant land. The Company believes that any tax information relating to the vacant land would not be useful to investors.

         At January 1, 1997, a total of 9,650 square feet were leased to three tenants at The Quarry. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                                         Current
                                          Square Feet       Lease        Renewal         Annual          Rent per
                        Lessee              Leased          Ends         Options          Rent         Square Foot
                        ------              ------          ----         -------          ----         -----------

                Jewelry 3                     4,700       12/2006          None         $112,800          $24.00

                Casual Male                   3,150       12/2006          None           47,250           15.00

                Dunkin Donuts/ Baskin         1,800       10/2006          None           41,400           23.00
                Robbins












                                                                                    Percent of
                                                                        Average       Total       Percent of
                                                                       Base Rent     Building     Annual Base
                             Approx. GLA   Annual Base                Per Square       GLA           Rent
                 Number of   of Expiring     Rent of                  Foot Under    Represented   Represented
  Year Ending     Leases       Leases       Expiring   Total Annual    Expiring     by Expiring   by Expiring
   December 31,  Expiring   (square feet)    Leases    Base Rent (1)    Leases        Leases        Leases
   -----------   --------   -------------    ------    -------------    ------        ------        ------
     1997            -            -             -        $201,450          -            -              -
     1998            -            -             -         201,450          -            -              -

     1999            -            -             -         202,500          -            -              -

     2000            -            -             -         204,600          -            -              -
     2001            -            -             -         205,290          -            -              -

     2002            -            -             -         219,785          -            -              -
     2003            -            -             -         220,835          -            -              -

     2004            -            -             -         222,935          -            -              -

     2005            -            -             -         222,935          -            -              -
     2006            3          9,650      $224,720       224,720       $23.29         100%           100%

 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


       The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for The Quarry property, as of December 9, 1996, of $1,850,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

CRESTWOOD PLAZA SHOPPING CENTER, CRESTWOOD, ILLINOIS

       On December 27, 1996, the Company acquired a Neighborhood Retail Center located at 13335 South Cicero Avenue in Crestwood, Illinois known as Crestwood Plaza Shopping Center ("Crestwood Plaza") from Inland Property Sales, Inc., an affiliated third party, for approximately $1.81 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $90.24 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

       Crestwood Plaza was built in 1992 and consists of a one-story building aggregating 20,044 rentable square feet. As of December 27, 1996, Crestwood Plaza was 100% leased. In evaluating Crestwood Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Crestwood Plaza is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

       The Company does not anticipate making any significant repairs and improvements to Crestwood Plaza over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

       The table below sets forth certain information with respect to the occupancy rate at Crestwood Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                                        Occupancy Rate
                               Year Ending             as of December 31         Effective Annual Rental
                              December 31,                of Each Year               Per Square Foot
                              ------------           --------------------            ---------------

                                  1996                       100%                         $10.13

                                  1995                       100%                         $10.13

                                  1994                       100%                         $10.13

                                  1993                       100%                         $10.13

                                  1992                       100%                         $10.13


         Tenants leasing more than 10% of the total square footage are Entenmann's Inc., which leases 13,644 square feet, or approximately 68% of the rentable square feet, and Pet Supplies Plus, which leases 6,400 square feet, or approximately 32% of the rentable square feet. Entenmann's is a national retailer of baked goods, and Pet Supplies Plus is a national retail pet supply chain. The lease with Entenmann's requires Entenmann's to pay base rent equal to $9.25 per square foot per annum payable monthly until October 31, 2002. The Entenmann's lease contains no option to renew. The lease with Pet Supplies Plus requires Pet Supplies Plus to pay base rent equal to $12.00 per square foot per annum payable monthly until January 31, 1998. The lease with Pet Supplies Plus also grants Pet Supplies Plus one option to renew the lease for a five-year term. If this option is exercised, Pet Supplies Plus will be required to pay a base rent of $12.99 per square foot per annum payable monthly from February 1, 1998 until January 31, 2003.

         For federal income tax purposes, the Company's depreciable basis in Crestwood Plaza will be approximately $1,480,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $51,494. The real estate taxes payable were calculated by multiplying Crestwood Plaza's assessed value by an equalizer of 2.1243 and a tax rate of 9.316%.

         At December 27, 1996, a total of 20,044 square feet were leased to two tenants at Crestwood Plaza. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                                          Current
                                          Square Feet      Lease         Renewal          Annual      Rent per
                        Lessee              Leased          Ends         Options           Rent       Square Foot
                        ------              ------          ----         -------          ------       -----------

                Entenmann's Inc.             13,644       10/2002          None            $126,207         $9.25

                Pet Supplies Plus             6,400       01/1998        1/ 5 yr.            76,800         12.00





                                                                                    Percent of
                                                                                      Total
                               Approx.                                  Average      Building     Percent of
                               GLA of        Annual                    Base Rent       GLA        Annual Base
                              Expiring      Base Rent       Total     Per Square    Represented       Rent
  Year Ending    Number of     Leases          of          Annual     Foot Under        by        Represented
   December       Leases       (square      Expiring      Base Rent    Expiring      Expiring     by Expiring
      31,        Expiring       feet)        Leases          (1)        Leases        Leases        Leases
  ----------     ---------     ------       --------      ---------   ----------    ----------    -----------
     1997            -            -             -         $203,007         -            -              -

     1998            1          6,400        $76,800       203,007      $12.00         32%          37.83%

   1999-2001         -            -             -          126,207         -            -              -

     2002            1         13,644        126,207       126,207        9.25         68%            100%


 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

       The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Crestwood Plaza property, as of December 17, 1996, of not less than $1,850,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

PARK ST. CLAIR PLAZA, SCHAUMBURG, ILLINOIS

       On December 31, 1996, the Company acquired a Neighborhood Retail Center located at the corner of Higgins and Meacham Roads in Schaumburg, Illinois known as Park St. Clair Plaza ("Park St. Clair") from KHF Land Partnership, an unaffiliated third party, for approximately $1.525 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $128.59 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

       Park St. Clair was built in 1994 and consists of a one-story building aggregating 11,859 rentable square feet. As of December 31, 1996, Park St. Clair was 100% leased. In evaluating Park St. Clair as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company
believes that the center is located within a vibrant economic area.   Although
100% of the rentable square feet at Park St. Clair is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

       The Company does not anticipate making any significant repairs and improvements to Park St. Clair over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

       The table below sets forth certain information with respect to the occupancy rate at Park St. Clair expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                    Occupancy Rate
           Year Ending             as of December 31         Effective Annual Rental
          December 31,                of Each Year               Per Square Foot
          ------------           --------------------            ---------------


              1996                       100%                         $15.06

              1995                        35%                         $ 5.70

              1994                        35%                         $ 5.65

         Tenants leasing more than 10% of the total square footage are Hallmark Cards ("Hallmark"), which leases 7,669 square feet, or approximately 65% of the rentable square feet, and Ameritech Mobile Comm ("Ameritech"), which leases 4,190 square feet, or approximately 35% of the rentable square feet. Hallmark is a national retailer of greeting cards, and Ameritech is a mobile telecommunications provider. The lease with Hallmark requires Hallmark to pay base rent equal to $14.00 per square foot per annum payable monthly until November 30, 2001. The lease with Hallmark also grants Hallmark one option to renew the lease for a five-year term. If this option is exercised, Hallmark will be required to pay a base rent of $19.00 per square foot per annum payable monthly from December 1, 2001 until November 30, 2006. The lease with Ameritech requires Ameritech to pay base rent equal to $17.00 per square foot per annum payable monthly until September 30, 1997, $17.50 per square foot per annum payable monthly until September 30, 1998 and $18.00 per square foot per annum payable monthly until September 30, 1999. The lease with Ameritech also grants Ameritech one option to renew the lease for a five-year term. If this option is exercised, Ameritech will be required to pay a base rent of $18.00 per square foot per annum payable monthly from October 1, 1998 until September 30, 2004.

         For federal income tax purposes, the Company's depreciable basis in Park St. Clair will be approximately $1,220,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $38,938. The real estate taxes payable were calculated by multiplying Park St. Clair's assessed value by an equalizer of 2.1243 and a tax rate of 8.967%.

         At December 31, 1996, a total of 11,859 square feet were leased to two tenants at Park St. Clair. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                                       Current
                                          Square Feet      Lease         Renewal       Annual           Rent per
                        Lessee              Leased          Ends         Options        Rent           Square Foot
                        ------              ------          ----         -------       -------         ------------
                Hallmark Cards                7,669       11/2001        1/ 5 yr.       $107,366           $14.00

                Ameritech Mobile Comm         4,190       09/1999        1/ 5 yr.         71,230            17.00


                                                                                    Percent of
                                                                                      Total
                               Approx.                                  Average      Building     Percent of
                               GLA of        Annual                    Base Rent       GLA        Annual Base
                              Expiring      Base Rent       Total     Per Square    Represented      Rent
  Year Ending    Number of     Leases          of          Annual     Foot Under         by       Represented
   December       Leases       (square      Expiring      Base Rent    Expiring      Expiring     by Expiring
      31,        Expiring       feet)        Leases          (1)        Leases        Leases        Leases
  -----------    --------     --------      --------      --------    ----------    -----------   -----------
     1997            -            -             -          179,120         -            -              -
     1998            -            -             -          181,215         -            -              -

     1999            1          4,190        75,420        195,568       18.00        35.3%         38.56%
     2000            -            -             -          122,704         -            -              -

     2001            1          7,669        145,711       145,711       19.00        64.7%          100%

 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


       The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Park St. Clair property, as of December 31, 1996, of not less than $1.6 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

LANSING SQUARE SHOPPING CENTER, LANSING, ILLINOIS

       On December 31, 1996, the Company acquired a Neighborhood Retail Center located at Torrence Avenue and Interstate 80/94 in Lansing, Illinois known as Lansing Square Shopping Center ("Lansing Square") from Lansing Square RPF II Limited Partnership, an unaffiliated third party, for approximately $16.3 million. The purchase price was funded using cash and cash equivalents as well as the proceeds of a series of loans from LaSalle Bank. The proceeds of the loans from LaSalle Bank (the "LaSalle Loans") totalling $12,850,000, were received on December 30, 1996. The LaSalle Loans are secured by properties the Company previously acquired. Of the total of $12,850,000, approximately $8,000,000 was used in the acquisition of

Lansing Square. The LaSalle Loans require the payment of interest only at a rate of 7.6%, fixed for five years and then variable for an additional two years. The purchase price for Lansing Square was approximately $69.80 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

       Lansing Square was built in 1991 and consists of three one-story buildings aggregating 233,508 rentable square feet. As of December 31, 1996, Lansing Square was 90.3% leased. In evaluating Lansing Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.5% of the rentable square feet at Lansing Square is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

       The Company does not anticipate making any significant repairs and improvements to Lansing Square over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

       The table below sets forth certain information with respect to the occupancy rate at Lansing Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                                                               Occupancy Rate
                                      Year Ending             as of December 31         Effective Annual Rental
                                     December 31,                of Each Year               Per Square Foot
                                     ------------           --------------------            ---------------


                                         1995                      76.0%                        $5.81

                                         1994                      75.0                          7.28

                                         1993                      92.0                          7.38

                                         1992                      90.8                          7.26

         Tenants leasing more than 10% of the total square footage are Sams Club, which leases 107,927 square feet, or approximately 46% of the rentable square feet, Baby Superstore, which leases 43,596 square feet, or approximately 19% of the rentable square feet, and Office Max, which leases 24,700 square feet, or approximately 11% of the rentable square feet. Sams Club is a national warehouse club, Baby Superstore is a national retailer of merchandise for infants and children and Office Max is a national office supply chain. The lease with Sams Club requires Sams Club to pay base rent equal to $7.31 per square foot per annum payable monthly until November 30, 2011. The Sams Club lease contains no option to renew. The lease with Baby Superstore requires Baby Superstore to pay base rent equal to $6.50 per square foot per annum payable monthly until October 31, 2000 and $7.00 per square foot per annum payable monthly until December 31, 2001. The Baby Superstore lease contains no
option to renew.   The lease with Office Max requires Office Max to pay base
rent equal to $7.25 per square foot per annum payable monthly until April 30, 1997, $7.75 per square foot per annum payable monthly until April 30, 2002 and $8.25 per square foot per annum payable monthly until January 31, 2008. The Office Max lease contains no option to renew.

         For federal income tax purposes, the Company's depreciable basis in Lansing Square will be approximately $13,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $1,252,577. The real estate taxes payable were calculated by multiplying Lansing Square's assessed value by an equalizer of 2.1243 and a tax rate of 11.494%.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

         At December 31, 1996, a total of 210,810 square feet were leased to eighteen tenants at Lansing Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.



                                                                  Rent
                    Square                           Current      per
                    Feet         Lease     Renewal   Annual       Square
 Lessee             Leased        Ends     Options   Rent         Foot
 ------             ------       -----     -------   ------       ------
 Sam's Club         107,927      11/2011    None   $788,946      $ 7.31

 Office Max          24,700      01/2008    None    179,075        7.25

 Baby Superstore     43,596      01/2006    None    283,374        6.50

 Furniture Max        8,000      07/2002    None    116,000       14.50

 Blockbuster          6,275      12/2001    Non     100,400       16.00

 Ameritech            3,600      06/2000    None     59,328       16.48

 Wolf Camera          1,200      06/2002  1/5 yr.    23,376       19.48

 Norwest Financial    1,500      01/1999  1/5 yr.    19,500       13.00

 Racers Row           1,500      09/2000    None     23,250       15.50

 Cost Cutters           900      11/2001    None     14,751       16.39

 Papa Johns           1,200      01/2007    None     16,800       14.00

 Great American       2,400      10/2000    None     34,800       14.50
 Bagels

 Sterling Vision      1,200      05/1999    None     18,000       15.00

 Pappy's Gyros        1,200      08/1997  1/5 yr.    19,200       16.00

 Dunkin Donuts        1,112      04/2002    None     21,128       19.00

 Little Minds         1,200      09/2001    None     17,400       14.50

 Discus CD's          1,200      06/1999  1/3 yr.    18,000       15.00

 Pet Store            2,100      12/2006    None     29,400       14.00

 Vacant              22,698           --      --         --          --



                                                                Average                  Percent
                                                                 Base      Percent of      of
                                                                 Rent        Total       Annual
                           Approx.                                Per       Building      Base
                           GLA of       Annual                  Square        GLA         Rent
   Year        Number     Expiring     Base Rent     Total       Foot      Represented  Represented
  Ending         of        Leases         of         Annual      Under          by          by
 December      Leases      (square     Expiring       Base      Expiring    Expiring    Expiring
    31,       Expiring      feet)       Leases       Rent(1)     Leases      Leases      Leases
 --------     --------     -------     --------      ------     --------    --------    --------

   1997          1         1,200      $19,200   $1,794,141       $16.00       .51%        1.07%
   1998          -            -            -     1,783,586         -           -            -

   1999          3         3,900       59,250    1,793,960        15.19       1.67        3.30

   2000          3         7,500      127,663    1,746,430        17.02       3.21        7.31
   2001          3         8,375      151,265    1,654,491        18.06       3.59        9.14

   2002          3        10,312      169,720    1,511,946        16.46       4.42        11.23
   2003          -            -            -     1,346,893         -           -            -

   2004          -            -            -     1,349,043         -           -            -

   2005          -            -            -     1,349,593         -           -            -
   2006          2        45,696      337,722    1,349,643         7.39      19.57        25.02


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

       The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Lansing Square property, as of January 1, 1997, of $16.3 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

THE SUMMIT OF PARK RIDGE, PARK RIDGE, ILLINOIS

       On December 31, 1996, the Company acquired a Neighborhood Retail Center located at 100-150 Euclid Avenue in Park Ridge, Illinois known as The Summit of Park Ridge ("The Summit") from WHPX-S Real Estate Limited Partnership, an unaffiliated third party, for approximately $3.2 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $96.25 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

       The Summit was built in 1986 and consists of a one-story building aggregating 33,248 rentable square feet. As of December 31, 1996, The Summit was 89% leased. In evaluating The Summit as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. The Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

       The Company does not anticipate making any significant repairs and improvements to The Summit over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.


         Tenants leasing more than 10% of the total square footage are Giappo's Pizza, which leases 3,683 square feet, or approximately 11% of the rentable square feet, and Le Peep Restaurant ("Le Peep"), which leases 3,621 square feet, or approximately 11% of the rentable square feet. The lease with Giappo's Pizza requires Giappo's Pizza to pay base rent equal to $12.00 per square foot per annum payable monthly until July 31, 1997, $13.00 per square foot per annum payable monthly until July 31, 1998, $14.00 per square foot per annum payable monthly until July 31, 2000, $15.00 per square foot per annum payable monthly until July 31, 2004 and $16.00 per square foot per month payable monthly until July 31, 2007. The Giappo's Pizza lease contains no option to renew. The lease with Le Peep requires Le Peep to pay base rent equal to $15.50 per square foot per annum payable monthly until December 31, 1998 and $17.00 per square foot per annum payable monthly until December 31, 2002. The lease with Le Peep also grants Le Peep one option to renew the lease for a seven-year term. If this option is exercised, Le Peep will be required to pay a base rent of $19.00 per square foot per annum payable monthly from January 1, 2003 until December 31, 2009.

         For federal income tax purposes, the Company's depreciable basis in The Summit will be approximately $2,500,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

         Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $171,743. The real estate taxes payable were calculated by multiplying The Summit's assessed value by an equalizer of 2.1243 and a tax rate of 9.016%.

         At December 31, 1996, a total of 31,800 square feet were leased to fourteen tenants at The Summit. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                               Square                              Current      Rent
                                                Feet        Lease      Renewal     Annual     per Square
                           Lessee              Leased       Ends       Options      Rent        Foot
                           ------              ------       ----       -------      ----        ----
                      Le Peep Restaurant       3,621        12/2002     1/7 yr.      56,126       $15.50

                      Siam Thai
                      Restaurant               2,454        06/2000     1/4 yr.      43,482        17.72

                      Big Apple Bagels         1,124        10/2003       None       14,612        13.00

                      Sav-A-Lot                2,414        01/1999       None       25,554        11.00

                      Giappo's Pizza           3,683        07/2007       None       29,464         8.00

                      Fashion Media            2,142        08/2004       None       29,988        14.00

                      Purple Bear                788        02/1997       None        6,682         8.48

                      Spoke & Ski              2,020       Month to       None       20,200        10.00
                                                            Month

                      Success Lab of
                      Park Ridge               2,142        12/1997     1/5 yr.      28,917        13.50

                      H&R Block                2,142        04/2001     1/5 yr.      22,063        10.30

                      Heavenly Pet
                      Center                   2,000        09/1997     1/2 yr.      18,000         9.00

                      Hay Caramba!             2,888        02/2006    1/11 yr.      31,479        10.90

                      Yahav & Silvers
                      DDS                      1,446        10/2000     1/5 yr.      18,798        13.00

                      Baker's Daughter           788        10/2001       None        7,092         9.00

                      Vacant                   3,596          --            --          --           --


                                                                                                 Percent of
                                                                                  Average           Total            Percent of
                                                                                 Base Rent        Building          Annual Base
                                Approx. GLA       Annual Base                    Per Square          GLA                Rent
                   Number of    of Expiring        Rent of                       Foot Under      Represented        Represented
   Year Ending       Leases       Leases           Expiring     Total Annual      Expiring       by Expiring        by Expiring
   December 31,     Expiring   (square feet)        Leases      Base Rent (1)      Leases          Leases              Leases
   -----------      --------   -------------       --------     -------------      ------          ------              ------
     1997            3          4,930               $53,599      $353,457         $10.81            14.83%            15.16%

     1998           --             --                    --       305,544          --                 --                --

     1999            1          2,414                26,554       316,317          11.00             7.26              8.39

     2000            2          3,900                65,175       295,835          16.71            11.73             22.03

     2001            2          2,930                33,124       234,614          11.31             8.81             14.11

     2002            1          3,621                61,557       203,648          17.00            10.89             30.23

     2003            1          1,124                15,736       144,963          14.00             3.38             10.86

     2004            1          2,142                34,272       132,206          16.00             6.44             25.92

     2005           --           --                    --         100,804          --                 --                --

     2006            1          2,338                41,876       100,804          14.50            8.69              41.54

 (1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for The Summit property, as of December 17, 1996, of not less than $3,250,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

                              PLAN OF DISTRIBUTION

         The Company commenced the "best efforts" Offering on July 24, 1996, and as of December 30, 1996, the Company had accepted subscriptions for 2,991,936 shares ($27,077,020 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee).

         Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of December 30, 1996, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totalling $2,762,515 in connection with the Offering. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $139,597 for the nine months ended September 30, 1996 and $46,791 for the year ended December 31, 1995. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. As of September 30, 1996, the Company had incurred Advisor Asset Management Fees of $242,341, all of which remained unpaid on such date. As of December 31, 1995, the Company had not incurred or paid any such fees.


                        INDEX TO FINANCIAL STATEMENTS

                                                                                                        PAGE
                                                                                                        ----


Pro Forma Balance Sheet (unaudited) at December 31, 1995 of the Company   . . . . . . . . . . . . .      F-1

Notes to Pro Forma Balance Sheet (unaudited) at December 31, 1995 of the Company  . . . . . . . . .      F-3

Pro Forma Statement of Operations (unaudited) for the year ended
December 31, 1995 of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-10

Notes to Pro Forma Statement of Operations (unaudited) for the year ended
December 31, 1995 of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-12

Pro Forma Balance Sheet (unaudited) at September 30, 1996 of the Company  . . . . . . . . . . . . .      F-26

Notes to Pro Forma Balance Sheet (unaudited) at September 30, 1996 of the Company   . . . . . . . .      F-28

Pro Forma Statement of Operations (unaudited) for the nine months ended
September 30, 1996 of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-33

Notes to Pro Forma Statement of Operations (unaudited) for the nine months
ended September 30, 1996 of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-35

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners, Spring Hill Fashion Center, Grand and Hunt Club, The Quarry Outlot, Crestwood Plaza Shopping Center, Park St. Claire Plaza, Lansing Square Shopping Center and Summit of Park Ridge as though these transactions occurred December 31, 1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


                                                             December 31,
                               December 31,                      1995
                                   1995        Pro Forma      Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- -------------- -------------
Assets
------
Net investment in
  properties.................. $ 17,342,538    77,446,840    94,789,378
Cash and cash equivalents.....      738,931          -          738,931
Restricted cash...............      150,000          -          150,000
Accounts and rents
  receivable..................      333,823     1,859,615     2,193,438
Other assets..................      185,585        39,550       225,135
                               ------------- -------------  ------------
Total assets.................. $ 18,750,877    79,346,005    98,096,882
                               ============= =============  ============


Liabilities and Stockholders' Equity
------------------------------------

Accounts payable and accrued
  expenses.................... $    288,037         7,500       295,537
Accrued real estate taxes.....      374,180     2,554,449     2,928,629
Distributions payable (C).....      129,532          -          129,532
Security deposits.............       54,483       184,105       238,588
Mortgage payable..............      750,727    16,428,200    17,178,927
Notes payable to Affiliate....      360,000          -          360,000
Other liabilities.............      178,852          -          178,852
                               ------------- -------------  ------------
Total liabilities.............    2,135,811    19,174,254    21,310,065
                               ------------- -------------  ------------
Common Stock..................       19,996        69,968        89,964
Additional paid in capital
  (net of Offering costs).....   16,835,183    60,101,783    76,936,966
Accumulated distributions in
  excess of net income........     (240,113)         -         (240,113)
                               ------------- -------------  ------------
Total Stockholders' equity....   16,615,066    60,171,751    76,786,817
                               ------------- -------------  ------------
Total liabilities and
  Stockholders' equity........ $ 18,750,877    79,346,005    98,096,882
                               ============= =============  ============





                  See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                     Pro Forma Adjustments
                     ---------------------------------------------------

                      Mundelein      Regency     Prospect    Montgomery-
                        Plaza         Point       Heights       Sears
                     ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........ $ 5,658,230    5,700,000    2,165,000    3,419,000
Accounts and rent
  receivable........      84,375       16,867       38,771       27,842
Other assets........        -            -            -            -
                     ------------ ------------ ------------ ------------
Total assets........ $ 5,742,605    5,716,867    2,203,771    3,446,842
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $     7,500         -            -            -
Accrued real estate
  taxes.............      89,010       16,867       63,517       32,655
Security deposits...      15,000       28,621        8,600         -
Mortgage payable....        -       4,473,200         -            -
                     ------------ ------------ ------------ ------------
Total liabilities...     111,510    4,518,688       72,117       32,655
                     ------------ ------------ ------------ ------------
Common Stock(D).....       6,548        1,393        2,479        3,970
Additional paid in
  capital (net of
  Offering
  costs)(D).........   5,624,547    1,196,786    2,129,175    3,410,217
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   5,631,095    1,198,179    2,131,654    3,414,187
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 5,742,605    5,716,867    2,203,771    3,446,842
                     ============ ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued

                               Pro Forma Adjustments
                     ---------------------------------------------------
                                                 Hawthorn
                         Zany         Salem       Village        Six
                        Brainy       Square       Commons      Corners
                     ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........ $ 2,455,000    6,173,850    8,450,000    6,000,000
Accounts and rent
  receivable........        -         270,729      194,400       65,293
Other assets........        -            -          39,550         -
                     ------------ ------------ ------------ ------------
Total assets........ $ 2,455,000    6,444,579    8,683,950    6,065,293
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            -            -
Accrued real estate
  taxes.............        -         270,729      194,400      217,643
Security deposits...        -            -            -          15,542
Mortgage payable....        -            -       3,955,000         -
                     ------------ ------------ ------------ ------------
Total liabilities...        -         270,729    4,149,400      233,185
                     ------------ ------------ ------------ ------------
Common Stock(D).....       2,855        7,179        5,273        6,781
Additional paid in
  capital (net of
  Offering
  costs)(D).........   2,452,145    6,166,671    4,529,277    5,825,327
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   2,455,000    6,173,850    4,534,550    5,832,108
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 2,455,000    6,444,579    8,683,950    6,065,293
                     ============ ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued


                           Pro Forma Adjustments
                     ---------------------------------------------------

                        Spring     Grand and
                         Hill      Hunt Club      Quarry      Crestwood
                     ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........ $ 9,200,000    3,592,000    1,800,000    1,808,760
Accounts and rent
  receivable........      95,470         -            -          51,494
Other assets........        -            -            -            -
                     ------------ ------------ ------------ ------------
Total assets........ $ 9,295,470    3,592,000    1,800,000    1,860,254
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            -            -
Accrued real estate
  taxes.............     123,315         -            -          51,494
Security deposits...      40,155         -            -          12,800
Mortgage payable....        -            -            -            -
                     ------------ ------------ ------------ ------------
Total liabilities...     163,470         -            -          64,294
                     ------------ ------------ ------------ ------------
Common Stock(D).....      10,619        4,177        2,093        2,088
Additional paid in
  capital (net of
  Offering
  costs)(D).........   9,121,381    3,587,823    1,797,907    1,793,872
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   9,132,000    3,592,000    1,800,000    1,795,960
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 9,295,470    3,592,000    1,800,000    1,860,254
                     ============ ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued


                                    Pro Forma Adjustments
                     ----------------------------------------------------
                                                                Total
                        Park        Lansing      Summit of    Pro Forma
                      St. Claire    Square      Park Ridge    Adjustment
                     ------------ ------------ ------------ -------------
Assets
------
Net investment in
  properties........ $ 1,525,000   16,300,000    3,200,000   77,446,840
Accounts and rent
  receivable........      26,391      825,340      162,643    1,859,615
Other assets........        -            -            -          39,550
                     ------------ ------------ ------------ ------------
Total assets........ $ 1,551,391   17,125,340    3,362,643   79,346,005
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            -           7,500
Accrued real estate
  taxes.............      38,938    1,252,577      203,304    2,554,449
Security deposits...        -          28,918       34,469      184,105
Mortgage payable....        -       8,000,000         -      16,428,200
                     ------------ ------------ ------------ ------------
Total liabilities...      38,938    9,281,495      237,773   19,174,254
                     ------------ ------------ ------------ ------------
Common Stock(D).....       1,759        9,120        3,634       69,968
Additional paid in
  capital (net of
  Offering
  costs)(D).........   1,510,694    7,834,725    3,121,236   60,101,783
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   1,512,453    7,843,845    3,124,870   60,171,751
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 1,551,391   17,125,340    3,362,643   79,346,005
                     ============ ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with cash and cash equivalents.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Zany Brainy, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $6,000,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

    On  November  13,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $9,200,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Grand and Hunt Club Outlot Center, Gurnee, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,592,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of the Quarry Outlot, Hodgkins, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $1,800,000 on an all cash basis, funded from cash and cash equivalents.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Crestwood Plaza Shopping Center, Crestwood, Illinois

    On December 27, 1996, the Company acquired this property from an affiliated party, Inland Property Sales, for the purchase price of $1,808,760. As part of the acquisition, the Company assumed the existing first mortgage loan of 1,303,303 with the balance funded with cash and cash equivalents. The assumed mortgage was paid off December 30, 1996.

    Acquisition of Park St. Claire Plaza, Schaumburg, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $1,525,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Lansing Square Shopping Center, Lansing, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $16,300,000.

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payment of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.

    Acquisition of The Summit of Park Ridge, Park Ridge, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,200,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $69,968,000, net of additional Offering costs of $9,796,249, are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, Salem Square, Hawthorn Village Commons, Six Corners, Spring Hill Fashion Center, Crestwood Plaza Shopping Center, Park St. Claire Plaza, Lansing Square Shopping Center and Summit of Park Ridge as though these transactions occurred on January 1, 1995. Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store were constructed in 1995 and acquired shortly after construction was completed and as such, the unaudited Pro Forma Statement of Operations of the Company is presented to effect these acquisitions as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. Grand and Hunt Club and the Quarry Outlot were constructed in 1996, as such, no operations are presented on the unaudited Pro Forma Statement of Operations for 1995. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                       Pro Forma Adjustments
                        --------------------------------------------------
                            1995        1995         1996
                         Historical  Acquisitions Acquisitions    1995
                            (A)          (B)          (C)       Pro Forma
                        -----------  -----------  -----------  -----------
Rental
  income..........      $  869,485      585,614    7,163,124    8,618,223
Additional
  rental income...         228,024      162,536    2,663,228    3,053,788
Interest
  income (D)......          82,913         -            -          82,913
                        -----------  -----------  -----------  -----------
  Total income....       1,180,422      748,150    9,826,352   11,754,924
                        -----------  -----------  -----------  -----------
Professional
  services and
  general and
  administrative..          23,132         -            -          23,132
Property operating
  expenses........         326,721      275,218    4,232,681    4,834,620
Interest expense..         164,161      429,997    1,270,368    1,864,526
Depreciation (E)..         169,894      111,767    1,779,708    2,061,369
                        -----------  -----------  -----------  -----------
Total expenses....         683,908      816,982    7,282,757    8,783,647
                        -----------  -----------  -----------  -----------
  Net income
  (loss)..........      $  496,514      (68,832)   2,543,595    2,971,277
                        ===========  ===========  ===========  ===========


Weighted average
  common stock shares
  outstanding   (F).       943,156                              7,939,956
                        ===========                            ===========


Net income per weighted
  average common stock
  outstanding (F).      $      .53                                    .37
                        ===========                            ===========





         See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


(A) The  1995  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1995 are as though the acquisitions were acquired the earlier of January 1, 1995 or date that operations commenced.

                                       Pro Forma Adjustments
                        ---------------------------------------------------
                                                                 Hartford
                                                   Montgomery-   Naperville
                         Walgreens   Eagle Crest    Goodyear       Plaza
                        -----------  -----------  ------------  -----------
Rental
  income...........     $   10,651       95,232       101,359       15,077
Additional
  Rental income....           -           2,218        19,203          662
                        -----------  -----------  ------------  -----------
  Total income.....         10,651       97,450       120,562       15,739
                        -----------  -----------  ------------  -----------
Property operating
  expenses.........            533       17,376        47,758        3,436
Interest expense...          4,840       77,170        46,325       13,625
Depreciation (E)...          3,141       16,324        20,682        8,867
                        -----------  -----------  ------------  -----------
Total expenses.....          8,514      110,870       114,765       25,928
                        -----------  -----------  ------------  -----------
  Net income(loss).     $    2,137      (13,420)        5,797      (10,189)
                        ===========  ===========  ============  ===========



                                                     Total
                         Nantucket      Antioch       1995
                           Square        Plaza      Pro Forma
                        -----------  -----------  -----------
Rental
  income...........     $  340,545       22,750      585,614
Additional
  Rental income....        140,453         -         162,536
                        -----------  -----------  -----------
  Total income.....        480,998       22,750      748,150
                        -----------  -----------  -----------
Property operating
  expenses.........        205,903          212      275,218
Interest expense...        267,137       20,900      429,997
Depreciation (E)...         57,357        5,396      111,767
                        -----------  -----------  -----------
Total expenses.....        530,397       26,508      816,982
                        -----------  -----------  -----------
  Net income(loss).     $  (49,399)      (3,758)     (68,832)
                        ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Walgreens/Decatur, Decatur, Illinois

     In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

     As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Montgomery-Goodyear, Montgomery, Illinois

     As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Hartford/Naperville Plaza, Naperville, Illinois

     In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

     Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

     As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Antioch Plaza, Antioch, Illinois

     This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

     As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions are as though they were acquired the earlier of January 1, 1995 or date that operations commenced.


                                     Pro Forma Adjustments
                   -----------------------------------------------------------

                    Mundelein    Regency    Prospect   Montgomery-     Zany
                      Plaza       Point      Heights      Sears       Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental
  income.......... $  639,124     541,085     164,152     327,610      28,643
Additional
  Rental income...     66,669      63,294     116,175      76,182       5,030
                   ----------- ----------- ----------- ----------- -----------
  Total income....    705,793     604,379     280,327     403,792      33,673
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    141,482      71,615     180,819     102,067       5,502
Interest expense..       -        351,900        -           -           -
Depreciation (E)..    128,233     162,500      46,900      83,200       4,422
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    269,715     586,015     227,719     185,267       9,924
                   ----------- ----------- ----------- ----------- -----------
  Net income...... $  436,078      18,364      52,608     218,525      23,749
                   =========== =========== =========== =========== ===========

                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental
  income.......... $  717,522     970,313     685,443   1,117,082     203,007
Additional
  Rental income...    387,179     353,145     164,345     290,755      66,739
                   ----------- ----------- ----------- ----------- -----------
  Total income....  1,104,701   1,323,458     849,788   1,407,837     269,746
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    435,021     407,404     584,070     366,360      73,358
Interest expense..       -        310,468        -           -           -
Depreciation (E)..    150,000     194,467     153,000     246,866      49,439
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    585,021     912,339     737,070     613,226     122,797
                   ----------- ----------- ----------- ----------- -----------
  Net income...... $  519,680     411,119     112,718     794,611     146,949
                   =========== =========== =========== =========== ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)



                                                              Total
                           Park       Lansing    Summit of    1995
                        St. Claire     Square    Park Ridge  Pro Forma
                        ----------- ----------- ----------- -----------
Rental
  income...........     $   70,928   1,406,317     291,898   7,163,124
Additional
  Rental income....         28,960     825,340     219,415   2,663,228
                        ----------- ----------- ----------- -----------
  Total income.....         99,888   2,231,657     511,313   9,826,352
                        ----------- ----------- ----------- -----------
Property operating
  expenses.........         82,601   1,508,113     274,269   4,232,681
Interest expense...           -        608,000        -      1,270,368
Depreciation (E)...         40,681     434,667      85,333   1,779,708
                        ----------- ----------- ----------- -----------
Total expenses.....        123,282   2,550,780     359,602   7,282,757
                        ----------- ----------- ----------- -----------
  Net income(loss).     $  (23,394)   (319,123)    151,711   2,543,595
                        =========== =========== =========== ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Mundelein Plaza, Mundelein, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                 Mundelein Plaza
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  639,124         -         639,124
     Additional rental income.........     66,669         -          66,669
                                       -----------  -----------  -----------
     Total income.....................    705,793         -         705,793
                                       -----------  -----------  -----------
     Property operating expenses......    141,482         -         141,482
     Interest expense.................       -            -            -
     Depreciation (E).................       -         128,233      128,233
                                       -----------  -----------  -----------
     Total expenses...................    141,482      128,233      269,715
                                       -----------  -----------  -----------
     Net income....................... $  564,311     (128,233)     436,078
                                       ===========  ===========  ===========


     Acquisition of Regency Point, Lockport, Illinois

     As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

     The related interest rate swap agreement  was terminated on April 18, 1996
     resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
     does not give effect to the termination of this agreement.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                   Regency Point
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  541,085         -         541,085
     Additional rental income.........     63,294         -          63,294
                                       -----------  -----------  -----------
     Total income.....................    604,379         -         604,379
                                       -----------  -----------  -----------
     Property operating expenses......     71,615         -          71,615
     Interest expense.................       -         351,900      351,900
     Depreciation (E).................       -         162,500      162,500
                                       -----------  -----------  -----------
     Total expenses...................     71,615      514,400      586,015
                                       -----------  -----------  -----------
     Net income....................... $  532,764     (514,400)      18,364
                                       ===========  ===========  ===========


     Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                  Prospect Heights
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  164,152         -         164,152
     Additional rental income.........    116,175         -         116,175
                                       -----------  -----------  -----------
     Total income.....................    280,327         -         280,327
                                       -----------  -----------  -----------
     Property operating expenses......    180,819         -         180,819
     Interest expense.................       -            -            -
     Depreciation (E).................       -          46,900       46,900
                                       -----------  -----------  -----------
     Total expenses...................    180,819       46,900      227,719
                                       -----------  -----------  -----------
     Net income....................... $   99,508      (46,900)      52,608
                                       ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Montgomery-Sears, Montgomery, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                Montgomery-Sears
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  327,610         -         327,610
     Additional rental income.........     76,182         -          76,182
                                       -----------  -----------  -----------
     Total income.....................    403,792         -         403,792
                                       -----------  -----------  -----------
     Property operating expenses......    102,067         -         102,067
     Interest expense.................       -            -            -
     Depreciation (E).................       -          83,200       83,200
                                       -----------  -----------  -----------
     Total expenses...................    102,067       83,200      185,267
                                       -----------  -----------  -----------
     Net income....................... $  301,725      (83,200)     218,525
                                       ===========  ===========  ===========


     Acquisition of Zany Brainy, Wheaton, Illinois

     This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Salem Square, Countryside, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                  Salem Square
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  717,522         -         717,522
     Additional rental income.........    387,179         -         387,179
                                       -----------  -----------  -----------
     Total income.....................  1,104,701         -       1,104,701
                                       -----------  -----------  -----------
     Property operating expenses......    435,021         -         435,021
     Interest expense.................       -            -            -
     Depreciation (E).................       -         150,000      150,000
                                       -----------  -----------  -----------
     Total expenses...................    435,021      150,000      585,021
                                       -----------  -----------  -----------
     Net income....................... $  669,680     (150,000)     519,680
                                       ===========  ===========  ===========


     Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                             Hawthorn Village Commons
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  970,313         -         970,313
     Additional rental income.........    353,145         -         353,145
                                       -----------  -----------  -----------
     Total income.....................  1,323,458         -       1,323,458
                                       -----------  -----------  -----------
     Property operating expenses......    407,404         -         407,404
     Interest expense.................       -         310,468      310,468
     Depreciation (E).................       -         194,467      194,467
                                       -----------  -----------  -----------
     Total expenses...................    407,404      504,935      912,339
                                       -----------  -----------  -----------
     Net income....................... $  916,054     (504,935)     411,119
                                       ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the
     Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

     Acquisition of Six Corners, Chicago, Illinois

     This pro forma adjustment reflects the purchase of Six Corners as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and
     Direct Operating Expenses for the year ended June 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the seller.

                                                     Six Corners
                                       -------------------------------------
                                       Year Ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  685,443         -         685,443
     Additional rental income.........    164,345         -         164,345
                                       -----------  -----------  -----------
     Total income.....................    849,788         -         849,788
                                       -----------  -----------  -----------
     Property operating expenses......    584,070         -         584,070
     Interest expense.................       -            -            -
     Depreciation (E).................       -         153,000      153,000
                                       -----------  -----------  -----------
     Total expenses...................    584,070      153,000      737,070
                                       -----------  -----------  -----------
     Net income....................... $  265,718     (153,000)     112,718
                                       ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)



     Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Spring Hill Fashion Center
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $1,117,082         -       1,117,082
     Additional rental income.........    290,755         -         290,755
                                       -----------  -----------  -----------
     Total income.....................  1,407,837         -       1,407,837
                                       -----------  -----------  -----------
     Property operating expenses......    366,360         -         366,360
     Interest expense.................       -            -            -
     Depreciation (E).................       -         246,866      246,866
                                       -----------  -----------  -----------
     Total expenses...................    366,360      246,866      613,226
                                       -----------  -----------  -----------
     Net income....................... $1,041,477     (246,866)     794,611
                                       ===========  ===========  ===========



     Acquisition of Crestwood Plaza Shopping Center, Crestwood, Illinois

     This pro forma adjustment reflects the purchase of Crestwood Plaza Shopping Center as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and Direct Operating Expenses for the year ended October 31, 1996 prepared in accordance with Rule 3-14 of Regulations S-X and information provided by the seller.

     The mortgage loan assumed at the time of purchase was originally funded January 1996, and accordingly, no pro forma adjustment has been made for interest expense for the year ended December 31, 1995.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


                                                     Crestwood
                                       -------------------------------------
                                        Year ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  203,007         -         203,007
     Additional rental income.........     66,739         -          66,739
                                       -----------  -----------  -----------
     Total income.....................    269,746         -         269,746
                                       -----------  -----------  -----------
     Property operating expenses......     73,358         -          73,358
     Interest expense.................       -            -            -
     Depreciation (E).................       -          50,293       50,293
                                       -----------  -----------  -----------
     Total expenses...................     73,358       50,293      123,651
                                       -----------  -----------  -----------
     Net income....................... $  196,388      (50,293)     146,095
                                       ===========  ===========  ===========


     Acquisition of Park St. Claire Plaza, Schaumburg, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Park St. Claire
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $   70,928         -          70,928
     Additional rental income.........     28,960         -          28,960
                                       -----------  -----------  -----------
     Total income.....................     99,888         -          99,888
                                       -----------  -----------  -----------
     Property operating expenses......     82,601         -          82,601
     Interest expense.................       -            -            -
     Depreciation (E).................       -          40,681       40,681
                                       -----------  -----------  -----------
     Total expenses...................     82,601       40,681      123,282
                                       -----------  -----------  -----------
     Net income....................... $   17,287      (40,681)     (23,394)
                                       ===========  ===========  ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Lansing Square Shopping Plaza, Lansing, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Lansing Square
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $ 1,406,317        -       1,406,317
     Additional rental income.........     825,340        -         825,340
                                       -----------  -----------  -----------
     Total income.....................   2,231,657        -       2,231,657
                                       -----------  -----------  -----------
     Property operating expenses......   1,508,113        -       1,508,113
     Interest expense.................       -         608,000      608,000
     Depreciation (E).................       -         434,667      434,667
                                       -----------  -----------  -----------
     Total expenses...................   1,508,113   1,042,667    2,550,780
                                       -----------  -----------  -----------
     Net income....................... $   723,544  (1,042,667)    (319,123)
                                       ===========  ===========  ===========

     The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loan has a term of seven years and, prior to the maturity date, requires payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.


     Acquisition of Summit of Park Ridge, Park Ridge, Illinois

     This pro forma adjustment reflects the purchase of Summit of Park Ridge as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and Direct Operating Expenses for the ten months ended November 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the Seller.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


                                               Summit of Park Ridge
                                       -------------------------------------
                                        Year ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  291,898         -         291,898
     Additional rental income.........    219,415         -         219,415
                                       -----------  -----------  -----------
     Total income.....................    511,313         -         511,313
                                       -----------  -----------  -----------
     Property operating expenses......    274,269         -         274,269
     Interest expense.................       -            -            -
     Depreciation (E).................       -          85,333       85,333
                                       -----------  -----------  -----------
     Total expenses...................    274,269       85,333      359,602
                                       -----------  -----------  -----------
     Net income....................... $  237,044      (85,333)     151,711
                                       ===========  ===========  ===========


(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1995 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               September 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Six Corners, Spring Hill Fashion Center, Grand and Hunt Club, The Quarry Outlot, Crestwood Plaza Shopping Center, Park St. Claire Plaza, Lansing Square Shopping Center and Summit of Park Ridge, as though these transactions occurred September 30, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the September 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               September 30, 1996
                                  (unaudited)


                                                             September 30,
                               September 30,                   1996
                                   1996        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- -------------
Assets
Net investment in
  properties.................. $ 50,746,249    43,425,760    94,172,009
Cash and cash equivalents.....   19,250,977          -       19,250,977
Accounts and rents
  receivable..................    1,087,810     1,477,566     2,565,376
Other assets..................      447,025          -          447,025
                               ------------- ------------- -------------
Total assets.................. $ 71,532,061    44,903,326   116,435,387
                               ============= ============= =============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $    840,418          -          840,418
Accrued real estate taxes.....      981,687     1,681,838     2,663,525
Distributions payable (C).....      372,337          -          372,337
Security deposits.............      112,374       131,884       244,258
Mortgages payable.............   18,003,626     8,000,000    26,003,626
Unearned income...............       62,650          -           62,650
Other liabilities.............       28,852          -           28,852
Due to Affiliates.............      244,040          -          244,040
                               ------------- ------------- -------------
Total liabilities.............   20,645,984     9,813,722    30,459,706
                               ------------- ------------- -------------
Common Stock..................       59,824        40,801       100,625
Additional paid in capital
  (net of Offering costs).....   51,965,431    35,048,803    87,014,234
Accumulated distributions in
  excess of net income........   (1,139,178)         -       (1,139,178)
                               ------------- ------------- -------------
Total Stockholders' equity....   50,886,077    35,089,604    85,975,681
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $ 71,532,061    44,903,326   116,435,387
                               ============= ============= =============





             See accompanying notes to pro forma balance sheet.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)

(A) The September 30, 1996 Historical column represents the historical balance sheet as presented in the September 30, 1996 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on September 30, 1996. The terms are described in the notes that follow.

                                Pro Forma Adjustments
                        --------------------------------------
                            Six         Spring      Grand and
                          Corners        Hill       Hunt Club
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 6,000,000    9,200,000    3,592,000
Accounts and rents
  receivable...........     306,203       91,576         -
                        ------------ ------------ ------------
Total assets........... $ 6,306,203    9,291,576    3,592,000
                        ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------

Accrued real estate
  taxes................ $   336,487       97,421         -
Security deposits......      15,542       40,155         -
Mortgage payable......         -            -            -
                        ------------ ------------ ------------
Total liabilities......     352,029      137,576         -
                        ------------ ------------ ------------
Common Stock (D)....... $     6,923       10,644        4,177
Additional paid in capital
  (net of Offering
  Costs)(D)............   5,947,251    9,143,356    3,587,823
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   5,954,174    9,154,000    3,592,000
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 6,306,203    9,291,576    3,592,000
                        ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)

(B) Continued

                              Pro Forma Adjustments
                        --------------------------------------
                                                      Park
                           Quarry     Crestwood    St. Claire
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 1,800,000    1,808,760    1,525,000
Accounts and rents
  receivable...........        -          53,639       23,627
                        ------------ ------------ ------------
Total assets........... $ 1,800,000    1,862,399    1,548,627
                        ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $      -          53,639       47,785
Security deposits......        -          12,800         -
Mortgage payable.......        -            -            -
                        ------------ ------------ ------------
Total liabilities......        -          66,439       47,785
                        ------------ ------------ ------------
Common Stock (D)....... $     2,093        2,088        1,745
Additional paid in capital
  (net of Offering
  Costs)(D)............   1,797,907    1,793,872    1,499,097
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   1,800,000    1,795,960    1,500,842
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 1,800,000    1,862,399    1,548,627
                        ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)

(B) Continued

                                    Pro Forma Adjustments
                              --------------------------------------
                                                           Total
                                 Lansing    Summit of    Pro Forma
                                 Square     Park Ridge  Adjustments
                              ------------ ------------ ------------
Assets
------
Net investment in
  properties...............   $16,300,000    3,200,000   43,425,760
Accounts and rents
  receivable...............       868,035      134,486    1,477,566
                              ------------ ------------ ------------
Total assets...............   $17,168,035    3,334,486   44,903,326
                              ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes....................   $   986,404      160,102    1,681,838
Security deposits..........        28,918       34,469      131,884
Mortgage payable...........     8,000,000         -       8,000,000
                              ------------ ------------ ------------
Total liabilities..........     9,015,322      194,571    9,813,722
                              ------------ ------------ ------------
Common Stock (D)...........   $     9,480        3,651       40,801
Additional paid in capital
  (net of Offering
  Costs)(D)................     8,143,233    3,136,264   35,048,803
                              ------------ ------------ ------------
Total Stockholders'
  equity...................     8,152,713    3,139,915   35,089,604
                              ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.....   $17,168,035    3,334,486   44,903,326
                              ============ ============ ============

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $6,000,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

    On  November  13,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $9,200,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Grand and Hunt Club Outlot Center, Gurnee, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,592,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of The Quarry Outlot, Hodgkins, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $1,800,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Crestwood Plaza Shopping Center, Crestwood, Illinois

    On December 27, 1996, the Company acquired this property from an affiliated party, Inland Property Sales, for the purchase price of $1,808,760. As part of the acquisition, the Company assumed the existing first mortgage loan of $1,303,303 with the balance funded with cash and cash equivalents. The assumed mortgage was paid off December 30, 1996.

    Acquisition of Park St. Claire Plaza, Schaumburg, Illinois

    On  December  31,  1996,  the   Company   acquired  the  property  from  an
    unaffiliated third party for the purchase price of $1,525,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Lansing Square Shopping Center, Lansing, Illinois

    On December 31, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $16,300,000. The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payment of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.

                         Inland Real Estate Corporation
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               September 30, 1996
                                  (unaudited)


    Acquisition of The Summit of Park Ridge, Park Ridge, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,200,000, on an all cash basis, funded from cash and cash equivalents.

(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $40,801,000, net of additional Offering costs of $5,711,396 are reflected as received as of September 30, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                  For the nine months ended September 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners, Spring Hill Fashion Center, Crestwood Plaza Shopping Center, Park St. Claire Plaza, Lansing Square Shopping Center and Summit of Park Ridge as of January 1, 1996. Grand and Hunt Club and the Quarry Outlot were constructed in 1996. Operations had not commenced as of September 30, 1996, and as such, no operations are presented on the unaudited Pro Forma Statement of Operations for September 30, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the September 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                  For the nine months ended September 30, 1996
                                  (unaudited)



                                 1996          Total
                              Historical     Pro Forma         1996
                                  (A)       Adjustments(B)    Pro Forma
                             -------------  --------------  ------------
Rental income............... $  2,578,953       5,272,553     7,851,506
Additional rental income....      785,719       2,702,440     3,488,158
Interest income (C).........      212,063            -          212,063
Other income................       64,870            -           64,870
                             -------------  --------------  ------------
  Total income..............    3,641,605       7,974,993    11,616,598
                             -------------  --------------  ------------
Professional services and
  general and
  administrative fees.......      120,919            -          120,919
Advisor asset management
  fee.......................      242,341         699,379       941,720
Property operating expenses.    1,146,661       3,184,499     4,331,160
Interest expense............      210,132         777,303       987,435
Depreciation (D)............      561,983       1,519,186     2,081,169
Amortization................        4,119            -            4,119
Acquisition costs expensed..       22,511            -           22,511
                             -------------  --------------  ------------
Total expenses..............    2,308,666       6,180,367     8,368,114
                             -------------  --------------  ------------
  Net income................ $  1,332,939       1,794,626     3,248,484
                             =============  ==============  ============


Weighted average
  common stock shares
  outstanding (E)...........    3,688,310                     7,768,410
                             =============                  ============


Net income per weighted
  average common stock
  outstanding (E)........... $        .36                           .42
                             =============                  ============





        See accompanying notes to pro forma statement of operations.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                  For the nine months ended September 30, 1996
                                  (unaudited)

(A) The  1996  Historical  column   represents   the  historical  statement  of
    operations of the Company for the nine months ended September 30, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the nine months ended September 30, 1996 are as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from an unaffiliated lender. The Company paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

    Crestwood Plaza Shopping Center

    As part of the December 27, 1996 purchase of Crestwood Plaza, the Company assumed the existing first mortgage loan of $1,330,253. This loan was paid off December 30, 1996, and accordingly, no pro forma adjustment has been made to record interest expense.

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                  For the nine months ended September 30, 1996
                                  (unaudited)


    Lansing Square Shopping Center

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.


                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
Interest income...       -           -           -           -           -
                   ----------- ----------- ----------- ----------- -----------
Total income......    196,356     155,305     172,698     220,712     161,633
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..       -           -           -           -           -
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
Interest expense..       -           -           -           -           -
Depreciation (D)..       -           -           -           -           -
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   =========== =========== =========== =========== ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                  For the nine months ended September 30, 1996
                                  (unaudited)


                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  422,146     548,667     749,262     808,264     152,255
Additional rental
  income..........    260,832     270,570     490,551     200,033      51,986
                   ----------- ----------- ----------- ----------- -----------
Total income......    682,978     819,237   1,239,813   1,008,297     204,241
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..       -           -           -           -           -
Property operating
  expenses........    270,756     293,132     607,048     257,627      58,837
Interest expense..       -           -           -           -           -
Depreciation (D)..       -           -           -           -           -
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    270,756     293,132     607,048     257,627      58,837
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  412,222     526,105     632,765     750,670     145,404
                   =========== =========== =========== =========== ===========


                       Park       Lansing     Park      Pro Forma
                    St. Claire    Square      Ridge    Adjustments    Total
                   ------------ ---------- ----------- ----------- -----------
Rental income..... $    71,317  1,568,672     259,024        -      5,272,553
Additional rental
  income..........      37,148    998,368     179,194        -      2,702,440
                   ------------ ---------- ----------- ----------- -----------
Total income......     108,465  2,567,040     438,218        -      7,974,993
                   ------------ ---------- ----------- ----------- -----------
Advisor asset
  management fee..        -          -           -        699,379     699,379
Property operating
  expenses........      77,540  1,132,906     224,982        -      3,184,499
Interest expense..        -          -           -        777,303     777,303
Depreciation (D)..        -          -           -      1,519,186   1,519,186
                   ------------ ---------- ----------- ----------- -----------
Total expenses....      77,540  1,132,906     224,982   2,995,868   6,180,367
                   ------------ ---------- ----------- ----------- -----------
Net income........ $    30,925  1,434,134     213,236  (2,995,868)  1,794,626
                   ============ ========== =========== =========== ===========

                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                  For the nine months ended September 30, 1996
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the nine months ended September 30, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.